                                                              EXHIBIT (b)(10)(a)


        [TRANSMITTED ON SUTHERLAND, ASBILL & BRENNAN, L.L.P LETTERHEAD]

                                June 19, 1997


VIA EDGARLINK
-------------


Board of Directors
National Life Insurance Company
National Life Drive
Montpelier, Vermont 05604

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 2 to the registration statement on Form N-4 for the National Variable Annunity Account II (File No. 333-19583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                        By: /s/ Stephen E. Roth
                                            ---------------------------
                                            Stephen E. Roth